EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 30, 2002 included in Dole Food Company, Inc.’s Form 10-K for the year ended December 29, 2001 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Los Angeles, California
May 22, 2002